EXHIBIT 10.1

SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED LOAN AND SECURITY,

DATED APRIL 12, 2005 BY AND AMONG THE CHILDREN’S PLACE RETAIL STORES, INC. AND EACH OF

ITS SUBSIDIARIES THAT ARE SIGNATORIES THERETO, AS BORROWERS, THE FINANCIAL

INSTITUTIONS NAMED THEREIN, AND WELLS FARGO RETAIL FINANCE, LLC, AS AGENT.

SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	WELLS FARGO RETAIL FINANCE, LLC, Agent

April 12, 2005

THIS SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Second Amendment”) is made in consideration of the mutual covenants contained herein and benefits to be derived herefrom to the Fourth Amended and Restated Loan and Security Agreement (the “Loan Agreement”) dated October 30, 2004 and effective as of October 31, 2004, among The Children’s Place Retail Stores, Inc. (the “Parent”) and each of the Parent’s Subsidiaries identified on the signature pages thereto (such Subsidiaries, together with Parent, are referred to hereinafter individually and collectively, jointly and severally, as the “Borrowers”), with each of their chief executive offices located at 915 Secaucus Road, Secaucus, New Jersey 07094, on the one hand, and the financial institutions listed on the signature pages thereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and Wells Fargo Retail Finance, LLC, as Agent, Congress Financial Corporation (New England), as Documentation Agent, and LaSalle Retail Finance, a Division of LaSalle Business Credit, LLC, as Co-Agent, on the other hand.

Background:

The Borrowers and the Lenders desire to amend the Loan Agreement.  Accordingly, it is hereby agreed by and between the Borrowers and the Lenders, as follows:

1.                                       Amendments to Loan Agreement:

a.                                       Section 1.1 of the Loan Agreement is hereby amended by adding the following definition in the appropriate alphabetical order:

“Capital Expenditures” means the expenditure of funds or the incurrence of liabilities which may be capitalized in accordance with GAAP, as then in effect as of the date of any relevant determination.  If at any time a change in GAAP or accounting method is implemented by the Company which would be applicable to accounting periods ending subsequent to January 31, 2004, the testing of compliance by the Borrowers with any financial performance covenant relating to Capital Expenditures shall be made as if no such accounting change in GAAP or accounting method had been made (other than any such accounting change specifically mentioned herein and taken into account in the setting of any such covenant).

b.                                      Section 7.20 of the Loan Agreement is hereby amended by deleting the phrase “Make capital expenditures (based upon Parent’s Statement of

Cash Flows for Investing Activities, exclusive of non-capital items)” and inserting the following in its place:

“Make Capital Expenditures (based upon Parent’s Statement of Cash Flows for Investing Activities, net of construction allowances or other allowances granted by the applicable landlord, exclusive of non-capital items and exclusive of any Capital Expenditures made by Hoop Retail Stores, LLC and Hoop Canada Inc. during such period, to the extent the aggregate amount of Capital Expenditures made by Hoop Retail Stores, LLC and Hoop Canada, Inc. during such period exceeds the aggregate amount of funding provided by the Borrower to such subsidiary during such period)”

2.                                       Ratification of Loan Documents. No Claims against the Lenders:

a.                                       Except as provided herein, all terms and conditions of the Loan Agreement and of the other Loan Documents remain in full force and effect.  The Borrowers hereby ratify, confirm, and re-affirm all terms and provisions of the Loan Documents.

b.                                      The Borrowers acknowledge and agree that there is no basis nor set of facts on which any amount (or any portion thereof) owed by the Borrowers under any Loan Document could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, off set, or defense (or other right, remedy, or basis having a similar effect) available to the Borrowers with regard thereto; nor is there any basis on which the terms and conditions of any of the Obligations could be claimed to be other than as stated on the written instruments which evidence such Obligations.

c.                                       The Borrowers hereby acknowledge and agree that the Borrowers have no offsets, defenses, claims, or counterclaims against the Lenders, or their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns with respect to the Obligations, or otherwise, and that if the Borrowers now have, or ever did have, any offsets, defenses, claims, or counterclaims against the Lenders, or their respective officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Second Amendment, all of them are hereby expressly WAIVED, and the Borrowers hereby RELEASE the Lenders, and their respective officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.

3.                                       Change in Accounting Method does not constitute an Event of Default:

a.                                       The Lenders hereby acknowledge and agree that any change in accounting method referred to in the revised definition of Capital Expenditures set forth above does not constitute an Event of Default and to the extent such would have constituted an Event of Default, the Lenders hereby waive in all respects the Event of Default and agree they will not take any action against Borrowers with respect thereto.

4.                                       Miscellaneous:

a.                                       Terms used in this Second Amendment which are defined in the Loan Agreement are used as so defined.

b.                                      This Second Amendment may be executed in counterparts, each of which when so executed and delivered shall be an original, and all of which together shall constitute one agreement.  Delivery of an executed counterpart by telefacsimile shall be equally as effective as delivery of an original executed counterpart.

c.                                       This Second Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

d.                                      Any determination that any provision of this Second Amendment or any application hereof is invalid, illegal, or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this Second Amendment.

e.                                       The Borrowers shall pay on demand all costs and expenses of the Lenders, including, without limitation, attorneys’ fees incurred by the Lenders in connection with the preparation, negotiation, execution, and delivery of this Second Amendment.

f.                                         In connection with the interpretation of this Second Amendment and all other documents, instruments, and agreements incidental hereto:

i.                                          All rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the State of California and are intended to take effect as sealed instruments.

ii.                                       The captions of this Second Amendment are for convenience purposes only, and shall not be used in construing the intent of the Lenders and the Borrowers under this Second Amendment.

iii.                                    In the event of any inconsistency between the provisions of this Second Amendment and any of the other Loan Documents or other agreements entered into by and between the Lenders and the Borrowers, the provisions of this Second Amendment shall govern and control.

g.                                      The Lenders and the Borrowers have prepared this Second Amendment and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel.  Accordingly, all of them shall be deemed to have been drafted by the Lenders and the Borrowers and shall not be construed against either party.

THE CHILDREN’S PLACE RETAIL STORES, INC., a Delaware corporation

By:	/s/ Seth Udasin
Name: Seth Udasin
Title: Vice President, Chief Financial Officer and Treasurer

THE CHILDREN’S PLACE SERVICES COMPANY LLC, a Delaware limited liability company

By:	/s/ Seth Udasin
Name: Seth Udasin
Title: Manager, Vice President, Chief Financial Officer and Treasurer

WELLS FARGO RETAIL FINANCE, LLC, a Delaware limited liability company, as Agent and as a Lender

By:	/s/ Erika Pfeifer
Name: Erika Pfeifer
Title: Assistant Vice President

WACHOVIA CAPITAL FINANCE CORPORATION (NEW ENGLAND) formerly known as Congress Financial Corporation (New England), a Massachusetts corporation, as Documentation Agent and as a Lender

By:	/s/ Willis A. Williams
Name:	Willis A. Williams
Title: Vice President

LASALLE RETAIL FINANCE, a Division of LaSalle Business Credit, LLC, as Agent for Standard Federal Bank National Association as Co-Agent and as a Lender

By:	/s/ Matthew Potter
Name: Matthew Potter
Title: Assistant Vice President

WEBSTER BUSINESS CREDIT CORP.,

By:	/s/ Evan Israelson
Name: Evan Israelson
Title: Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.,

By:	/s/ Manuel Borges
Name:	Manuel Borges
Title:	Vice President